CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the incorporation by reference of our report dated August 24, 2001 with respect to the financial statements of Comtex News Network, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2001, in the following Registration Statements:

  1.  Registration Statement Number 333-42395 (Comtex News
       Network, Inc. 1997 Employee Stock Purchase Plan) on Form S-8
  2.  Registration Statement Number 333-37057 (Comtex News
       Network, Inc. 1995 Stock Option Plan) on Form S-8
  3.  Registration Statement Number 333-96265 (Comtex News
       Network, Inc. 1995 Stock Option Plan) on Form S-8
  4.  Registration Statement Number 333-62716 (Comtex News
       Network, Inc. 1995 Stock Option Plan) on Form S-8


                                    /s/ Ernst & Young LLP


McLean, Virginia
September 27, 2001